EXHIBIT 21
Subsidiaries of the Registrant
As of February 25, 2014, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	CambridgeSoft Corporation	Delaware	PerkinElmer Holdings, Inc.
5.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	ViaCell, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	ViaCord, LLC	Delaware	ViaCell, Inc.
8.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
9.	Wingu Inc.	Delaware	PerkinElmer Holdings, Inc.
10.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
11.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
12.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
13	PerkinElmer Labs, Inc.	New York	PerkinElmer Holdings, Inc.
14.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Holdings, Inc.
15.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
16.	Geospiza, Inc.	Washington	PerkinElmer Holdings, Inc.
17.	Signature Genomic Laboratories, LLC	Washington	PerkinElmer Health Sciences, Inc.
18.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (95%)[1]
19.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
20.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
21.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings[2]
22.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (99%)[3]
23.	PerkinElmer Health Sciences Canada Inc.	Canada	PerkinElmer Life Sciences International Holdings
24.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%)[4]
25.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
26.	PerkinElmer Instruments (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
27.	PerkinElmer (Suzhou) Clinical Lab Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd.
28.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
29.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.
30.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
31.	PerkinElmer Finland Oy	Finland	Wallac Oy
32.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[5]
33.	PerkinElmer Oy	Finland	Wellesley B.V.
34.	Wallac Oy	Finland	PerkinElmer Oy
35.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
36.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
37.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Holding Luxembourg S.à r.l.
38.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
39.	PerkinElmer Technologies GmbH & Co. KG	Germany	PerkinElmer Cellular Technologies Germany GmbH (60%)[6]
40.	PerkinElmer (Hong Kong) Limited	Hong Kong	PerkinElmer Holdings, Inc.
41.	PerkinElmer Health Sciences Private Limited	India	PerkinElmer IVD Pte Ltd. (85%)[7]
42.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd.[8]
43.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
44.	Airbase Systems Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
45.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
46.	Perkin Elmer Italia SpA	Italy	PerkinElmer Srl

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
47.	PerkinElmer LAS Srl	Italy	PerkinElmer Holdings, Inc.
48.	PerkinElmer Srl	Italy	Wellesley B.V.
49.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[9]
50.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
51.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
52.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer International C.V.
53.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
54.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[10]
55.	Lumac LSC B.V.	Netherlands	PerkinElmer Health Sciences B.V.
56.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
57.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc.[11]
58.	PerkinElmer Investments (Netherlands) B.V.	Netherlands	PerkinElmer International C.V.
59.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
60.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
61.	PerkinElmer Norge AS	Norway	Wallac Oy
62.	Perkin-Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
63.	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
64.	PerkinElmer Shared Services Sp zo.o.	Poland	Wellesley B.V.
65.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
66.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.
67.	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
68.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
69.	PerkinElmer Sverige AB	Sweden	Wallac Oy
70.	Caliper Life Sciences AG	Switzerland	Caliper Life Sciences, Inc.
71.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
72.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
73.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
74.	PerkinElmer Sağlik ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.a.r.l.
75.	Dexela Limited	United Kingdom	PerkinElmer Holding Luxembourg S.à r.l.
76.	Dexela Software Limited	United Kingdom	Dexela Limited
77.	PerkinElmer Improvision Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
78.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
79.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
80.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
81.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
82.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.

____________________________

[1]	PerkinElmer Health Sciences, Inc. owns 5%.

[2]	PerkinElmer, Inc. owns a de minimus share.

[3]	PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.

[4]	PerkinElmer Holdings, Inc. owns 32%.

[5]	PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.

[6]	PerkinElmer Automotive Research, Inc. owns 40%.

[7]	Surendra Genetic Laboratory & Research Centre Pte Ltd. owns 15%.

[8]	Wellesley B.V. owns a de minimus share.

[9]	Wallac Oy owns 3%.

[10]	PerkinElmer, Inc. owns a de minimus share.

[11]	PerkinElmer, Inc. owns 1%.